Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-158762, 333-133908, 333-115069, 333-144568, and 333-142192) and Form S-8 (Nos. 333-135087, 333-61323, 333-85659, 333-62626, and 333-152658) of Kimco Realty Corporation and its subsidiaries (the "Company") of our report dated February 26, 2010 relating to the financial statements of PRK Holdings II LLC and Subsidiaries, which appears in the Company's Form 10-K/A dated March 1, 2010.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 1, 2010

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